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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                             VALMONT COATINGS, INC.

         I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

                                    ARTICLE I

                                      NAME

         The name of the corporation is VALMONT COATINGS, INC.

                                   ARTICLE II

             INITIAL REGISTERED OFFICE AND INITIAL REGISTERED AGENT

         Its registered office in the State of Delaware is to be located at THE CORPORATION TRUST COMPANY, 1209 ORANGE STREET, WILMINGTON, NEW CASTLE COUNTY, DELAWARE 19801.

                                   ARTICLE III

                                     PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                AUTHORIZED SHARES

         The authorized capital stock of this corporation shall be Ten Thousand Dollars ($10,000.00) which shall be Ten Thousand (10,000) shares of Common Stock with a par value of One Dollar ($1.00) per share. The purchase price of said capital stock may be paid for, wholly or partly by cash, by labor done, by personal property, including obligations of this corporation, or by real property or leases thereof, as and when authorized by the directors. Stock, when fully paid for, shall be nonassessable.

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                                    ARTICLE V

                        NAME AND ADDRESS OF INCORPORATOR

         The name and mailing address of the incorporator is PATRICK J. STRAKA, McGrath, North, Mullin & Kratz, P.C., Suite 1400, One Central Park Plaza, 222 South Fifteenth Street, Omaha, Nebraska 68102.

                                   ARTICLE VI

                                DIRECTORS' POWERS

         The directors shall have power to make and alter or amend the By-Laws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens, without limit as to the amount, upon the property and franchise of this corporation.

                                   ARTICLE VII

                      INTEREST OF DIRECTORS IN TRANSACTIONS

         In absence of fraud, no contract or other transaction between the corporation and any other person, corporation, firm, syndicate, association, partnership, or joint venture shall be wholly or partially invalidated or otherwise affected by reason of the fact that one or more directors of the corporation are or become directors or officers of such other corporation, firm, syndicate, or association, or members of such partnership or joint venture, or are pecuniarily or otherwise interested in such contractual transaction; provided, that the fact such director or directors of the corporation are so situated or so interested or both, shall be disclosed or shall have been known to the Board of Directors of the corporation. Any director or directors of the corporation who is also a director or officer of such other corporation, firm, syndicate, or association, or a member of such partnership, or joint venture, or pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or transaction and in the absence of fraud, and as long as he acts in good faith, any such director may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not a director or officer of such other corporation, firm, syndicate, or association, or a member of such partnership, or joint venture, or pecuniarily or otherwise interested in such contract or transaction.

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                                  ARTICLE VIII

                                 INDEMNIFICATION

         The corporation shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of Delaware General Corporation Law as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal belief.

         Notwithstanding the foregoing, the indemnification provided for in this
Article VIII shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any By-Law of this corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.

         I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true; and I have accordingly hereunto set my hand this 29th day of September, 1999.


                                            /s/ Patrick J. Straka
                                       ------------------------------------
                                       PATRICK J. STRAKA, Incorporator